Exhibit 99.(g)

INVESTMENT ADVISORY AGREEMENT

ARK VENTURE FUND

AGREEMENT made this [ ] day of [ ], 2022 between ARK Investment Management LLC, a Delaware limited liability company (“Adviser”), and ARK Venture Fund, a Delaware statutory trust (“Trust”).

WHEREAS, the Adviser is principally engaged in the business of rendering investment advisory services and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Trust is a closed-end management investment company, registered with the SEC under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust and the Adviser is willing to so render such services;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, it is agreed between the Trust and the Adviser as follows:

1.            Appointment of Adviser. The Trust hereby appoints the Adviser to act as investment adviser to the Trust for the periods, in the manner and on the terms and conditions herein set forth, subject to the oversight of the Board of Trustees of the Trust (“Board”). The Adviser accepts such appointment for the compensation herein provided and agrees to render the services and assume the obligations set forth in this Agreement commencing on the date that the Trust is offered to the public (“Effective Date”).

2.            Duties of Adviser.

(a)          Subject to the general oversight of the Board, the Adviser shall manage the investment operations of the Trust and the composition of the Trust’s assets, including the purchase, retention and disposition thereof. In this regard, the Adviser:

(i)             shall provide supervision of the Trust’s assets, furnish a continuous investment program for the Trust in accordance with the Trust’s Prospectus and Statement of Additional Information (“SAI”) included as part of the Trust’s registration statement filed with the SEC, and shall determine, from time to time, what investments or securities will be purchased, retained or sold by the Trust and what portion of the assets of the Trust will be invested or held uninvested as cash;

(ii)            shall provide quarterly, or otherwise as requested by the Board, reports to the Trust’s officers and Board concerning the Adviser’s discharge of its duties and responsibilities under this Agreement;

(iii)           shall vote proxies, exercise consents and exercise all other rights appertaining to securities and assets held by the Trust in accordance with the voting policies and procedures approved by the Board;

(iv)          shall, as appropriate, select broker-dealers to execute portfolio transactions for the Trust. All purchase and sale orders will be placed with broker-dealers who are selected by the Adviser in accordance with its duty to seek “best execution” of such orders for the Trust. In seeking “best execution” the Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any. Whenever the Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Trust, in selecting brokers or dealers to execute such orders, the Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services that may enhance the Adviser’s research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of Securities Exchange Act of 1934 Act, amended (“1934 Act”), that the Adviser may use a broker whose commissions on transactions may exceed the commissions that another broker would have charged for effecting the transactions, provided that the Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Trust or the Adviser’s overall responsibilities to the Adviser’s discretionary accounts.

(v)           may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Trust as well as other fiduciary or agency accounts managed by the Adviser, as applicable, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Trust and to such other accounts;

(vi)          assist in the preparation and filing of reports and proxy statements (if any) to the shareholders of the Trust, the periodic updating of the registration statement, Prospectus, SAI, and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

(vii)         in connection with its management of the Trust, monitor anticipated purchases, repurchases, and redemptions (if any) of the Trust’s shares of beneficial interest (“Shares”) by shareholders and new investors;

(viii)        provide information and assistance as reasonably requested by the other service providers of the Trust in connection with the registration of Shares of the Trust in accordance with applicable federal, state and foreign securities law requirements and regulatory requirements applicable to investors in the Trust;

(ix)           will furnish to the Trust such statistical information with respect to the assets or investments that the Trust may hold or contemplate purchasing as the Trust or the Board may reasonably request;

(x)            will furnish to the Board such periodic and special reports as the Board members may reasonably request. In addition, the Adviser agrees to furnish to the Board all currently available standardized performance information and other customary data regarding the Trust;

(xi)           will provide the Trust with office space, facilities, equipment and necessary personnel and such other services as the Adviser, subject to review by the Board, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Adviser, also on behalf of the Trust, shall conduct relations with custodians, depositories, transfer agents, pricing agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Adviser generally shall monitor the Trust’s compliance with investment policies and restrictions as set forth in filings made by the Trust under the federal securities laws; and

(xii)          may cause the Trust to commence, join in, consent to or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, liquidation or readjustment of the finances of any person or the securities or other property thereof, and to deposit any securities or other property with any protective, reorganization or similar committee. Without limiting the generality of the foregoing, the Adviser may represent the Trust on a creditors’ (or similar) committee.

(b)          Subject to the general oversight of the Board of Trustees of the Trust, the Adviser shall provide the following services to the Trust:

(i)            The Adviser shall supervise and coordinate matters relating to the operation of the Trust, including any necessary coordination among the administrator, distributor, custodian, transfer agent, dividend disbursing agent, securities lending agent, fund accounting agent or recordkeeping agent, valuation or pricing agents, independent public accountants, attorneys and other parties performing services or operational functions for the Trust.

(ii)           The Adviser shall maintain or supervise the maintenance by third parties of such books and records of the Trust as may be required by applicable federal or state law, other than the books and records maintained under this Agreement.

(iii)          The Adviser shall take such other action with respect to the Trust as may be required by applicable law, including without limitation the rules and regulations of the SEC, the Commodity Futures Trading Commission (“CFTC”), state securities commissions and other governmental and regulatory agencies. Such actions shall include, but are not limited to: establishment and maintenance of a compliance program in accordance with Rule 38a-1 under the 1940 Act, support of the Trust’s Chief Compliance Officer, and systems and procedures necessary to effectuate the Trust’s compliance program.

(c)           The Adviser, in connection with its rights and duties with respect to the Trust:

(i)            shall use its best judgment in rendering its services under this Agreement and shall use care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(ii)            shall act in conformity with the Declaration of Trust, By-Laws, registration statement, Prospectus, SAI, the Trust’s exemptive order(s), and instructions and directions of the Board members and will use its best efforts to comply with and conform to the requirements of the 1940 Act and all other applicable federal and state laws, regulations and rulings; and

(iii)           shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the holders of the Trust’s Shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, the Trust or to holders of the Trust’s Shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement or otherwise for breach of this Agreement.

(d)          The Adviser shall:

(i)            comply with and conduct its activities under this Agreement in accordance with all applicable securities and tax law and rules, including compliance with the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and all other applicable federal and state laws and regulations;

(ii)            use reasonable efforts to manage the Trust so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code and the regulations thereunder;

(iii)           maintain a policy and practice of conducting its investment advisory services hereunder independently of the operations of any affiliate of the Adviser;

(iv)          discharge the foregoing responsibilities subject to the oversight of the Board and in compliance with such policies and procedures of the Trust (regarding the Trust) that the Board may from time to time establish;

(v)           assist the Trust in determining the fair value of portfolio securities when market quotations are not readily available, tracking and reviewing fair valued securities; supervising pricing vendors; monitoring for significant events occurring after the close of trading that may affect the value of portfolio holdings; and establishing net asset value estimation processes in the event the administrator cannot produce a net asset value for Shares of the Trust;

(vi)           immediately notify the Trust in the event that the Adviser or any of its affiliates: (I) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement or (II) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser or its affiliates that is not contained in the Trust’s registration statement regarding the Trust, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect;

(vii)         not use inside information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information; and

(viii)        The Adviser will maintain a written code of ethics (the “Code of Ethics”) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, a copy of which will be provided to the Trust, and will institute procedures reasonably necessary to prevent any “Access Person” (as defined in Rule 17j-1) from violating its Code of Ethics.

(e)           In providing investment advisory services to the Trust, the Adviser will provide the Trust with ongoing investment guidance, policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.

(f)           The Adviser may delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisers, including but not limited to delegating the voting of proxies relating to the Trust’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-adviser; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Board members and approved in a manner consistent with the 1940 Act. However, no such delegation shall relieve the Adviser of its duties and obligations with respect to the management of the Trust’s assets pursuant to this Agreement and in accordance with applicable law.

(g)          The Adviser shall treat as confidential and proprietary information regarding the Trust, including of the Trust’s records and other information relative to the Trust and its prior, current or potential shareholders. The Adviser shall not use such records and information for any purpose other than the performance of its duties and responsibilities under this Agreement, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

(h)          The services of the Adviser hereunder are not deemed exclusive and the Adviser shall be free to render similar services to others (including other investment companies) so long as its services under this Agreement are not impaired thereby.

(i)           The Adviser will promptly notify the Trust in writing of the occurrence of any of the following events:

(i)             the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

(ii)            the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and/or

(iii)          the controlling member of the Adviser or the portfolio manager of the Trust changes or there is otherwise an actual change in control or management of Adviser.

3.            Expenses.

(a)          During the term of this Agreement, the Adviser shall pay all costs incurred by it in connection with the performance of its duties under this Agreement and shall pay the compensation and expenses of all of its partners, members, officers and employees who serve as trustees, officers and executive employees of the Trust (including the Trust’s share of payroll taxes), and the Adviser shall make available, without expense to the Trust, the service of its partners, members, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

(b)          Except as otherwise provided in this Agreement or by law, the Adviser shall not be responsible for the Trust’s expenses. The Trust assumes and shall pay or cause to be paid all of its expenses, including without limitation:

(i)            corporate, organization and offering costs relating to relating to offerings of shares of the Trust;

(ii)           the cost of calculating the NAV of Shares, including the cost of any third-party pricing or valuation services;

(iii)           the cost of effecting sales and repurchases of Shares and other securities;

(iv)          the fees paid under this Agreement;

(v)           investment related expenses (e.g., expenses that, in the Adviser’s discretion, are related to the investment of the Trust’s assets, whether or not such investments are consummated), including, as applicable, brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, interest expense, dividends on securities sold but not yet purchased, margin fees, investment related travel and lodging expenses and research-related expenses;

(vi)          professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts;

(vii)         fees and expenses relating to software tools, programs or other technology (including risk management software, fees to risk management services providers, third-party software licensing, implementation, data management and recovery services and custom development costs);

(viii)        research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data);

(ix)           all costs and charges for equipment or services used in communicating information regarding the Trust’s transactions among the

(x)           Adviser and any custodian or other agent engaged by the Trust;

(xi)          transfer agent and custodial fees;

(xii)          fees and expenses associated with marketing efforts;

(xiii)         distribution and service fees

(xiv)        federal and any state registration or notification fees;

(xv)         federal, state and local taxes;

(xvi)        fees and expenses of Trustees not also serving in an executive officer capacity for the Trust or the Adviser;

(xvii)        the costs of preparing, printing and mailing reports and other communications, including tender offer correspondence or similar materials, to Shareholders;

(xviii)      fidelity bond, Trustees and officers errors and omissions liability insurance and other insurance premiums;

(xix)         direct costs such as printing, mailing, long distance telephone and staff;

(xx)          overhead costs, including rent, office supplies, utilities and capital equipment;

(xxi)         legal expenses (including those expenses associated with preparing the Trust’s public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Trust);

(xxii)        external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Trust and the preparation of the Trust’s tax information);

(xxiii)       costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002;

(xxiv)       all other expenses incurred by the Trust and an administrator of the Trust in connection with administering the Trust’s business, including expenses incurred by an administrator of the Trust in performing administrative services for the Trust and administrative personnel paid by the administrator; and

(xxv)        any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Trust’s organizational documents.

The Trust shall reimburse the Adviser or its affiliates for any expenses of the Trust as may be reasonably incurred as specifically provided for in this Agreement (including, for the avoidance of doubt, any of the above expenses incurred by the Adviser or its affiliates on the Trust’s behalf) or as specifically agreed to by the Board. The Adviser shall keep and supply to the Trust reasonable records of all such expenses.

4.            Compensation. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Trust will arrange for the Trust to pay the Adviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to the amount of average daily net assets as set forth in Exhibit A, attached hereto. The “net assets” of the Trust means the total assets of the Trust minus the Trust’s liabilities. The “average daily net assets” of the Trust shall mean the average of the values placed on the Trust’s net assets as of 4:00 p.m. (New York time) on each day on which the asset value of the Trust is determined consistent with the provisions of the 1940 Act or, if the Trust lawfully determines the value of its assets as of some other time on each business day, as of such other time. The value of the net assets and of the Trust shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the registration statement. If, pursuant to such provisions, the determination of asset value is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of the Trust as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the assets of the Trust’s portfolio may lawfully be determined, on that day. If the determination of the asset value of the shares of the Trust has been so suspended for a period including any month end when the Adviser’s compensation is payable pursuant to this Section 4, then the Adviser’s compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Trust as last determined (whether during or prior to such month). If the Trust determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4.

5.            Books and Records. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act, the 1934 Act or the Advisers Act, as applicable, any such records as are required to be maintained by the Adviser with respect to the Trust and the Trust under the 1940 Act, the 1934 Act or the Advisers Act relating to its responsibilities provided hereunder, other than those records being maintained by any administrator, custodian or transfer agent appointed by the Trust pursuant to a contractual arrangement with the Trust that has agreed that such records remain the property of the Trust and will be surrendered promptly upon the Trust’s request. The Adviser further agrees that all records which it maintains for the Trust are the property of the Trust and it shall surrender promptly to the Trust any such records upon the Trust’s request.

6.            Duration and Termination. The Agreement shall continue, unless sooner terminated as provided herein, for two years from the date of its execution and, with respect to the Trust thereafter, shall continue for periods of one year thereafter so long as such continuance for the Trust is approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, in accordance with the provisions of the 1940 Act and the rules or regulations promulgated thereunder and any applicable guidance or interpretation of the SEC or its staff, and by the Trustees of the Trust or by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in the Trust; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined in the 1940 Act) representing the interests in the Trust affected thereby on sixty (60) days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Trust. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

7.            Trade Names and Trademarks. The Adviser agrees that the name “ARK” may be used in the name of the Trust and that such name, together with any related logos and any service marks containing the word “ARK,” may be used in connection with the Trust’s business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Trust will cease such use. The Trust acknowledges that it has no rights to the name “ARK” and such logos or service marks other than those granted in this paragraph and that the Adviser reserves to itself the right to grant the nonexclusive right to use the name “ARK” and such logos or service marks to any other person.

8.             Status of Adviser as Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

9.            Amendment of Agreement. This Agreement may be amended by mutual consent, and the consent of the Trust must be approved by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, in accordance with the provisions of the 1940 Act and the rules or regulations promulgated thereunder and any applicable guidance or interpretation of the SEC or its staff, and, to the extent required by the 1940 Act and interpretations thereof by the SEC and its staff, by vote of a majority of the outstanding Shares (as defined with respect to voting securities by the 1940 Act) representing the interests in the Trust affected by such amendment.

10.          Shareholder Liability. This Agreement is executed by the Trust and the obligations hereunder are not binding upon any of the Trustees, officers or Shareholders of the Trust individually but are binding only upon the Trust and its assets and property.

11.          Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Delaware and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

12.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ARK VENTURE FUND

By:
Name:
Title:	President

ARK INVESTMENT MANAGEMENT LLC

By:
Name:
Title:	Chief Executive Officer

EXHIBIT A*
To Investment Advisory Agreement
Between ARK Venture Fund and ARK Investment Management LLC
As of [ ], 2022

ANNUAL ADVISORY FEE (as a % of average daily net assets)
ARK Venture Fund	[ ]	%

* This Exhibit A supersedes any prior Exhibit A to the Investment Advisory Agreement.